UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

Mast Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 500, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 552-0866

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm.

On March 30, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of Mast Therapeutics, Inc. (the “Company”) engaged Mayer Hoffman McCann P.C. (“MHM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. On March 30, 2016, PricewaterhouseCoopers LLP (“PwC”) was dismissed as the Company’s independent registered public accounting firm.  The decision to change accounting firms was approved by the Audit Committee.

During the Company’s two most recent fiscal years, which ended December 31, 2015 and December 31, 2014, and the subsequent interim period through March 30, 2016, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in PwC’s reports on the Company’s financial statements for such years; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K).

PwC’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  PwC’s audit report on the Company’s consolidated financial statements as of and for the year ended December 31, 2015 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for an emphasis-of-matter paragraph regarding the Company’s recurring significant operating losses and need for additional financing to fund future operations.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided PwC with a copy of the above disclosures and requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not PwC agrees with above statements of the Company in this Item 4.01. A copy of PwC’s letter, dated April 1, 2016, stating its agreement with such statements is filed herewith as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

As set forth above, on March 30, 2016, the Audit Committee approved the engagement of MHM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. During the Company’s two most recent fiscal years and the subsequent interim period through March 30, 2016, neither the Company, nor any person acting on its behalf, consulted MHM regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of the audit opinion that might be rendered on the Company’s financial statements, and MHM did not provide any written report or oral advice to the Company that MHM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (iii) any matter that was either the subject of any disagreement with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years, or a reportable event.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, the Company’s Board of Directors adopted the 2016 Executive Incentive Plan (the “Incentive Plan”) and approved corporate performance objectives thereunder, as further discussed below. The Incentive Plan is for the period beginning January 1, 2016 and ending December 31, 2016 (the “Plan Period”) and all of the Company’s officers (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended) are eligible to participate, including Brian M. Culley, the Company’s Chief Executive Officer, Brandi L. Roberts, the Company’s Chief Financial Officer, and R. Martin Emanuele, the Company’s Senior Vice President, Development.

The Incentive Plan assigns each participant an incentive target expressed as a percentage of the participant’s annual base salary.  The actual amount of the participant’s award, if any, will be based on achievement of performance objectives approved by the Board.  A participant’s award will be based entirely (100%) on the Company’s achievement of corporate performance objectives, unless the Board approves individual performance objectives for a participant, in which case that participant’s award will be based 25% on the participant’s achievement of individual objectives and 75% on the Company’s achievement of corporate objectives. However, the award for the Company’s Chief Executive Officer is based entirely (100%) on the Company’s achievement of corporate objectives.

The incentive targets (expressed as a percentage of the officer’s annual base salary) assigned to the officers of the Company eligible to participate in the Incentive Plan are as follows:

Incentive Target

Chief Executive Officer	50%
Senior Vice Presidents and General Counsel	35%

The Board may grant an award that is less than the incentive target if it determines performance partially met objectives or was less than acceptable, or it may grant an award that exceeds the incentive target if it determines performance exceeded objectives or was excellent in view of prevailing conditions; provided, however, that no award may be granted to a participant in excess of three times such participant’s base salary. In evaluating performance, the Board will consider the achievement of objectives, the degree to which performance exceeded an objective, the partial achievement of an objective, the quality of achievement, the difficulty in achieving the objective, conditions that affected the ability to achieve objectives and such other factors as the Board determines are appropriate to consider. In determining the actual payout amount of an award, the Board will take into account the recommendations of the Company’s Chief Executive Officer and the Compensation Committee of the Board (the “Compensation Committee”). The awards generally will be paid in cash; however, the Board has discretion to determine the composition of each award.

Payment of any award will be made in a single sum on or before March 14, 2017. Subject to any contractual obligations the Company may owe a participant, a participant has not earned and does not have any right or entitlement to any award until the time it is actually paid to such participant, and the Board has absolute discretion to abolish the Incentive Plan at any time or to alter the terms and conditions under which awards will be paid, with or without any reason and with or without prior notice. In order to have earned an award, the applicable participant must have been continuously employed with the Company through and including the date of payment of his or her award, and if the employment of a participant is terminated (whether voluntarily or involuntarily) during the Plan Period or prior to payment of his or her award, whether or not any award payment is made to that participant will be at the absolute discretion of the Board.

The corporate performance objectives under the Incentive Plan were recommended to the Board for determination by the Board’s Compensation Committee, which is comprised of independent directors, after considering recommendations from the Company’s Chief Executive Officer, and reflect the Board’s assessment of near-term goals that are expected to enhance stockholder value if achieved. The corporate objectives involve: (a) progress with research and development and regulatory affairs activities and plans with respect to development of vepoloxamer for sickle cell disease and heart failure and development of AIR001 for heart failure; (b) cash management and adequate capital to support the Company’s operations; and (c) increasing the value of the Company relative to a group of peer companies. The corporate objectives are weighted as follows: 65% is weighted on the research and development and regulatory affairs objectives, 20% is weighted on the cash management objectives and 15% is weighted on the value-creation objective.

As of the date of this report, the Board had not approved individual performance objectives for any participant. If the Board approves individual performance objectives for a participant, they will be tailored to that participant’s role in the Company and relate to one or more of the following categories: (i) progress and plans relating to research and development or regulatory approval of the Company’s product candidates in one or more indications, including nonclinical, clinical, manufacturing and/or regulatory activities, (ii) budget, finance and financial controls and reporting, (iii) corporate management and planning, (iv) progress and plans relating to commercial readiness (v) collaborative development and/or commercialization arrangements, including partnering and licensing arrangements, government funding, and/or other strategic opportunities, and (vi) compliance and risk management.

Pursuant to the Incentive Plan, if a corporate or individual performance objective becomes irrelevant or undesirable during the Plan Period or if a strategic change affects one or more objectives, then, for each such affected objective, the Board, after considering the recommendations of the Company’s Chief Executive Officer, may (A) if objectives are weighted, adjust the weightings of one or more existing objectives, (B) substitute one or more new objectives, if objectives are weighted, with appropriate weightings for new and existing objectives, (C) eliminate one or more existing objectives and, if objectives are weighted, re-weight objectives or (D) take no action.

The Incentive Plan is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index immediately following the signature page of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

Date: April 5, 2016	By:	/s/ Brandi L. Roberts
Brandi L. Roberts
Chief Financial Officer and Senior Vice President

Exhibit Index

Exhibit Number	Description

10.1	2016 Executive Incentive Plan
16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 1, 2016